Exhibit 99.1

AboveNet Announces Two-For-One Stock Split and Extension of Stockholder Rights Plan

WHITE PLAINS, N.Y.— August 3, 2009—PRNewswire— AboveNet, Inc. (NYSE: ABVT), a leading provider of high-bandwidth connectivity solutions, announced today that its Board of Directors has authorized a two-for-one stock split to be effected in the form of a 100% stock dividend.  The stock split will entitle stockholders of record at the close of business on August 20, 2009 to receive one additional share of AboveNet common stock for each share held on that date.  These new shares will be distributed on September 3, 2009 through the issuance of book-entry shares through AboveNet’s transfer agent, American Stock Transfer & Trust Company, LLC, pursuant to the direct registration system (DRS).  Stockholders will not need to exchange existing stock certificates in connection with the stock split.

AboveNet also announced today that its Board of Directors approved the extension of its stockholder rights plan, which was set to expire on August 7, 2009, through entering into an amended and restated rights agreement (the “Restated Rights Agreement”).  The Restated Rights Agreement is substantially similar to AboveNet’s current rights agreement.  In addition to extending the term, the principal differences are that the Restated Rights Agreement will be submitted to the Company’s stockholders for ratification, certain derivative securities will be included in the beneficial ownership test under the agreement and the purchase price for each right has been increased to $160.00.  The Restated Rights Agreement will expire on August 3, 2010 if not ratified by the Company’s stockholders by such date and, if ratified, will continue to remain in effect until August 7, 2012 unless sooner terminated by AboveNet’s Board.

The Restated Rights Agreement, like the current rights agreement that was adopted three years ago, is designed to enable all AboveNet stockholders to realize the full value of their investment and to provide for fair and equal treatment for all stockholders in the event that an unsolicited attempt is made to acquire AboveNet.  The adoption of the Restated Rights Agreement is intended as a means to guard against abusive takeover tactics and is not in response to any particular proposal.

AboveNet filed a Current Report on Form 8-K, dated August 3, 2009,  with the Securities and Exchange Commission that provides a summary of the terms of the Restated Rights Agreement and includes a copy of the Restated Rights Agreement as an Exhibit.

About AboveNet, Inc.

AboveNet, Inc. provides high-bandwidth connectivity solutions for business and carriers. Its private optical network delivers key network and IP services in and among 15 major U.S. metro markets and London.  AboveNet's network is widely used in demanding markets such as financial services, media, health care, retail and government.

Forward-Looking Statements

Statements made in this press release that are not historical in nature constitute forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.  We cannot assure you that the future results expressed or implied by the forward-looking statements will be achieved. Such statements are based on the current expectations and beliefs of the management of AboveNet, Inc. and are subject to a number of risks and uncertainties that could cause actual results to differ materially from the future results expressed or implied by such forward-looking statements.  These risks and uncertainties include, but are not limited to, the Company's financial and operating prospects, current economic trends and recessionary pressures, future opportunities, the Company's exposure to the financial services industry, and strength of competition and pricing.  The Company's business could be materially adversely affected and the trading price of the Company's common stock could decline if these risks and uncertainties develop into actual events.  The Company cautions you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates.  The Company undertakes no obligation to publicly update or revise forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.  A more detailed discussion of factors that may affect the Company's business or future financial results is included in the Company's SEC filings, including, but not limited to, those described in "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the year ended December 31, 2008 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2009.